DIRECTORS
                            STOCK OPTION CERTIFICATE


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


            Option to Purchase ______________ Shares of Common Stock


                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE
                             MAI SYSTEMS CORPORATION


                Void after _____________________________, 19__


     THIS CERTIFICATE evidences the right of _______________________________ (the "Holder"), for value received, to purchase ____________________ shares of Common Stock, $.01 par value (the "Shares"), of MAI Systems Corporation, a Delaware corporation (the "Company"), at a price of $_______________ per Share (the "Exercise Price") and subject in all respects to the terms, definitions and provisions of the MAI Systems Non-Employee Directors' Option Plan (the "Plan") which is incorporated herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meaning when used herein.

      1. Term of Option. The Option may be exercised only during the period commencing on ___________________________, 19__ through the close of business on ______________________, 19__, but not later than one year after the Holder ceases to be a director of the Company (the "Option Term"), and may be exercised only in accordance with the Plan and the terms and conditions hereinafter set forth.

      2.    Exercise of Options.  The Option shall be exercisable as follows:

            (a) Right to Exercise. From time to time during the Option Term, the Holder shall have the right to exercise the Option to purchase the maximum number of the Shares specified in the following table:


                                    Aggregate Maximum No. of Shares
   Portion of Option Term           for Which Options are Exercisable
- ---------------------------        --------------------------------


_________ through _________        _____ less any Shares purchased
                                   upon previous exercise of the Option

_________ through _________        _____ less any Shares purchased
                                   upon previous exercise of the Option

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_________ through _________        _____ less any Shares purchased
                                   upon previous exercise of the Option

_________ through _________        _____ less any Shares purchased
                                   upon previous exercise of the Option

_________ through _________        _____ less any Shares purchased
                                   upon previous exercise of the Option


Notwithstanding the foregoing, if the Holder shall cease to be a director of the Company for any reason or no reason ("Termination"), whether such Termination is permanent or temporary, then after the effective date of such Termination and through the end of the Option Term, or one year after Holder has ceased to be a director of the Company, whichever occurs first, the Holder may exercise the Option to purchase only such number of Shares that the Holder would have been entitled to purchase on the effective date of such Termination in accordance with the foregoing table. To the extent that the Holder shall not have been entitled to exercise any portion of the Option on the effective date of such Termination, such portion shall be deemed to have expired unexercised on such effective date.

            (b) Method of Exercise; Payment; Issuance of New Option; Transfer and Exchange. The Option may be exercised by the Holder, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, by the payment to the Company by cash or check of the then applicable Purchase Price. In the event of any exercise of the Option, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the Option shall have been so exercised and, unless the Option has expired, a new Certificate representing the right to purchase the number of Shares, if any, with respect to which the Option shall not then have been exercised shall also be issued to the Holder within such time. All such new certificates shall be dated the date hereof and shall be identical with this Certificate except as to the number of Shares issuable pursuant thereto.

            (c) Restrictions on Exercise. The Option may be exercised only if the issuance and delivery of the Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, applicable state securities laws or the rules and regulations of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

      3. STOCK FULLY PAID, RESERVATION OF SHARES. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Option Term, subject to obtaining stockholder approval of the Plan, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the Option, at least the maximum number of Shares as are issuable upon the exercise of the Option.

      4. NO CHANGE IN CERTIFICATE. The form of this Certificate need not be changed because of any adjustment in the Exercise Price or in the number of Shares purchasable on exercise of the Option. The Exercise Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

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

      5. FRACTIONAL SHARES. No fractional Shares will be issued in connection with any exercise of the Option but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

      6. NONTRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of the Holder only by the Holder.

      7. NO RIGHTS AS STOCKHOLDER. The Holder, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on such holder, as such, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

      8. WITHHOLDING TAX LIABILITY. Upon exercise of the Option, the Company and the Holder may incur liability for applicable state and federal income tax withholding tax on the difference, if any, between the aggregate Purchase Price and the then fair market value of the Shares acquired upon such exercise. The Holder understands and agrees that the Company may be required to withhold part or all of the Holder's director fees or other compensation paid by the Company to pay the withholding tax and that if such fees or compensation is insufficient the Company may require the Holder, as a condition to any exercise of the Option, to pay in cash the amount of such withholding liability.

      9. ACKNOWLEDGMENT OF RECEIPT OF PLAN. The Holder hereby acknowledges receipt of the Plan.

      10. ADJUSTMENTS FOR STOCK SPLITS, ETC.. Subject to any required action by the stockholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or the Exercise Price. In the event of the proposed dissolution

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




or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the stock or assets of the Company, or the merger, consolidation or reorganization of the Company with or into another corporation, the Option will terminate upon the effectiveness of such action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board.

Dated:                                          MAI SYSTEMS CORPORATION

                                          By: _______________________
                                                 Stanley P. Witkow
                                                 V.P. Corporate  and Legal
                                                 Affairs and Secretary



Dated:                                    By: _________________________
                                                 Optionee























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





                           ACKNOWLEDGMENT OF OPTIONEE


The Optionee acknowledges receipt of a copy of the 1995 Directors Stock Option Plan, the Directors Stock Option Plan General Information Statement, and the supporting documents (collectively referred to as the "Prospectus") relating thereto, dated as of July __, 1996, copies of which are attached hereto, represents that he has read and is familiar with all of the terms and provisions thereof, and hereby accepts the Option set forth in this Option Agreement subject to all of the terms, conditions and provisions thereof.


Dated:              , 1996.


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                                               Signature of Optionee


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                                               Address


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                                               City   State    Zip






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